Exhibit 3.124
ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY
ARTICLE I — Name:
The name of the Limited Liability Company is:
Allied Waste Transfer Services of Florida, LLC
ARTICLE II — Address:
The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:
15880 N Greenway-Hayden Loop, Suite 100	15880 N Greenway-Hayden Loop, Suite 100
Scottsdale, AZ 85260	Scottsdale, AZ 85260

ARTICLE III — Registered Agent, Registered Office, & Registered Agent’s Signature:
The name and the Florida street address of the registered agent are:
C T Corporation System

Name
1200 South Pine Island Road

Florida street address (P.O. Box NOT acceptable)
Plantation, Florida 33324

City, State, and Zip
Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S..
C T Corporation System
/s/ Connie Bryer Second Asst. Secretary

Registered Agent’s Signature
(CONTINUED)

ARTICLE IV— Manager(s) or Managing Member(s):
The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR” = Manager
“MGRM” = Managing Member

MGRM	Browning-Ferris Industries, LLC
15880 N Greenway-Hayden Loop, Suite 100
Scottsdale, AZ 85260

(Use attachment if necessary)
NOTE: An additional article must be added if an effective date is requested.
REQUIRED SIGNATURE:
/s/ Jo Lynn White

Signature of a member or an authorized representative of a member.
(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)
Jo Lynn White, Secretary of Sole /Managing Member

Typed or printed name of signee
     Filing Fees:
     $125.00 Filing Fee for Articles of Organization and Designation of Registered Agent
     $30.00 Certified Copy (Optional)
     $5.00 Certificate of Status (Optional)